Registration No. 333-251159

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-effective Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ORBSAT CORP

(Exact name of registrant as specified in its charter)

Nevada	4813	65-0783722
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

18851 NE 29th Avenue, Suite 700

Aventura, FL 33180

(305)-560-5355

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Phipps

Chief Executive Officer

Orbsat Corp.

18851 NE 29th Avenue, Suite 700

Aventura, FL 33180

(305)-560-5355

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Ralph V. De Martino, Esq.

Alec Orudjev, Esq.

Schiff Hardin LLP

901 K Street, NW, Suite 700

Washington, DC 20001

Phone (202) 778-6400
Fax: (202) 778-6460

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

Emerging growth company [ ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This pre-effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-251159) of Orbsat Corp is being filed for the sole purpose of filing Exhibit 5.1. Accordingly, Part I, the form of prospectus, has been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of each type of fees and expenses listed below that were paid or are payable by us in connection with the issuance and distribution of the shares of common stock to be registered by this registration statement. None of the expenses listed below are to be borne by any of the selling stockholders named in the prospectus that forms a part of this registration statement.

SEC registration fee	$1,477
Printing and engraving expenses	-
Legal fees and expenses	16,000
Accounting fees and expenses	7,500
Transfer agent and registrar fees	-
Miscellaneous fees and expenses	1,000
Total	$25,977

Item 14. Indemnification of Directors and Officers

Neither our articles of incorporation nor bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statutes (“NRS”). NRS Section 78.7502, provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Our charter provides that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the NRS, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification. We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

Our bylaws provide that a director or officer of the Company shall have no personal liability to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of section 78.3900 of the NRS as it may from time to time be amended or any successor provision thereto.

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Item 15. Recent Sales of Unregistered Securities

On May 31, 2017, the Company entered into separate subscription agreements with accredited investors relating to the issuance and sale of $546,694 of shares of Series J Preferred Stock at a purchase price of $150.00 per share. Each share of Preferred Series J is convertible into 0.4444 shares of the company’s common stock, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events, as subject to adjustment as set forth in the Series J certificate of designation. The Company is prohibited from effecting a conversion of the Series J Preferred Stock to the extent that, as a result of such conversion, the investor would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series J Preferred Stock. Each Series J Preferred Stock entitles the holder to cast one vote per share of Series J Preferred Stock owned as of the record date for the determination of shareholders entitled to vote, subject to the 4.99% beneficial ownership limitation.

In connection with the Series J Offering, the Company obtained the consent of certain shareholders, as required under the agreements entered into by the Company and issued shares pursuant to applicable anti-dilution obligations. The Company is required to issue to certain prior investors of Series G Preferred Stock additional shares of Series G Preferred Stock, which would be convertible into an aggregate of 17,247 shares of the Company’s common stock. However, in lieu of issuing such additional shares of Series G Preferred Stock, the Company will create a new series of preferred stock, to be designated as “Series K Preferred Stock” and will issue to such holders of Series G Preferred Stock an aggregate of 25,870 shares of Series K Preferred Stock, each of which shall be convertible into (100/150th)/15 shares of the Company’s common stock. In addition, in order to proceed with the Series J Offering, the Company agreed to issue additional shares of Series F Preferred Stock and Series H Preferred Stock to certain prior investors. However, in lieu of issuing such additional shares of Series F Preferred Stock and Series H Preferred Stock, the Company issued to such holders of Series F Preferred Stock and Series H Preferred Stock an aggregate of 46,789 shares of Series K Preferred Stock, each of which are convertible into (100/150th)/15 shares of the Company’s common stock, or 31,193 shares. In addition, certain creditors of the Company were also entitled to anti-dilution protection from issuances and as a result such creditors were, at the closing of the Series J Offering, issued an aggregate of 5,117 shares of Series K Preferred Stock convertible into 3,412 shares of common stock in full satisfaction of payments owed to them.

On March 20, 2018, the Company issued 1,688 shares of its common stock, for rounding adjustments in regard to the 1 for 150 reverse split, which further split on August 19, 2019 to 113, in regard to the 1 for 15 reverse split.

On May 10, 2018, we issued 1,333 shares of our Series J Preferred Stock at their stated value of $150.04 per share to one investor, for total proceeds of $200,000. Our Series J Preferred Stock is currently convertible to common stock at a price of $22.50 per share and votes on an as-converted basis, subject to certain conversion limitations.

On May 11, 2018, we designated a new series of Preferred Stock entitled “Series L Preferred Stock.” Our Series L Preferred Stock consists of 6,667 shares with a stated value of $150.00 per share. Series L Preferred Stock is convertible to common stock at a price of $60.00 per share and votes together with our common stock on an as-converted basis.

On May 14, 2018, we issued a total of 2,000 Units to 3 investors at a price of $150.00 per Unit, for total proceeds of $300,000. Each Unit consists of 1/15th share of Series L Preferred Stock and warrants to purchase 2/15th shares of common stock at a price of $60.00, exercisable for three years.

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The following table describes the capital raised as described above:

	Date	Units	Stated Value	Total Proceeds	Common Equivalents	Anti- Dilution Issuances	Warrant Common Equivalents	Total Common Equivalents
Preferred Series C	2/19/2015	550,000	$2.00	$1,100,000	9,778	2,444	–	12,222
Preferred Series F	12/28/2015	1,099,998	$0.50	$550,000	489	23,956	–	24,444
Preferred Series G	5/17/2016	10,083,351	$0.05	$504,168	4,481	17,926	–	22,407
Preferred Series H	10/31/2016	87,500	$4.00	$350,000	3,889	11,667	–	15,556
Preferred Series J	5/31/2017	50,000	$10.00	$500,000	2,222	–	–	2,222
Preferred Series J	5/11/2018	20,000	$10.00	$200,000	59	–	–	59
Preferred Series L	5/14/2018	30,000	$10.00	$300,000	33	–	4,000	60

On May 14, 2019, we entered into a Convertible Note Purchase Agreement, for an aggregate $805,000. The note bears interest at a rate of 6% per annum, has a term of three years and is convertible into 8,050,000 shares of our common stock, post-split.

On August 27, 2019, the Company issued 1,283 shares of its common stock, for rounding adjustments in regard to the 1 for 15 reverse split, as approved by FINRA on August 19, 2019.

On August 21, 2020, the Company entered into a Note Purchase Agreement (the “NPA2”) by and among the Company and certain lenders set forth on the lender schedule to the NPA2 (the “Lenders”). Pursuant to the terms of the NPA2, the Company sold an aggregate principal amount of $933,000 of its convertible promissory notes (the “Notes”). The Notes are general, unsecured obligations of the Company and bear simple interest at a rate of 6% per annum, and mature on the third anniversary of the date of issuance (the “Maturity Date”), to the extent that the Notes and the principal amounts and any interest accrued thereunder have not been converted into shares of the Company’s common stock. In the event that any amount due under the Notes is not paid as and when due, such amounts will accrue interest at the rate of 12% per year, simple interest, non-compounding, until paid. The Company may not pre-pay or redeem the Notes other than as required by the Agreement. The Note holders have an optional right of conversion such that a Noteholder may elect to convert his Note, in whole or in part, outstanding as of such time, into the number of fully paid and non-assessable shares of the Company’s common stock as determined by dividing the outstanding indebtedness by $0.20, subject to certain adjustments. This optional right of conversion is subject to a beneficial ownership limitation of 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the share issuance upon conversion. The holders of the Notes are granted demand registration rights and pre-emptive rights. In addition, the NPA2 includes customary events of default, including, among others: (i) non-payment of amounts due thereunder, (ii) non-compliance with covenants thereunder, (iii) bankruptcy or insolvency. Upon the occurrence of an event of default, a majority of the Holders may accelerate the maturity of the Indebtedness. The closing of this offering took place on August 21, 2020.

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Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

Exhibits	Description

2.1	Agreement and Plan of Merger dated March 28, 2014 (Incorporated by reference to Exhibit 2.1 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2014)

2.2	Asset Purchase Agreement dated December 10, 2014 (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014) (1)

2.3	Articles of Merger (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 28, 2015)

2.4	Share Exchange Agreement by and among Orbital Tracking Corp., Global Telesat Communications Ltd. and the Shareholders of Global Telesat Communications Ltd. dated February 19, 2015 (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2015) (2)

2.5	Agreement and Plan of Merger by and between Orbital Tracking Corp. and Orbital Merger Sub, Inc., a wholly owned subsidiary of the Company, dated July 26, 2019. (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 1, 2019)

3.1	Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2014)

3.2	Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2014)

3.3	Certificate of Amendment to Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.3 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2014)

3.4	Certificate of Amendment to Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 8, 2016)

3.5	Bylaws (Incorporated by reference to Exhibit 3.4 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2014)

3.6	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (Incorporated by reference to Exhibit 3.5 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2014)

3.7	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (Incorporated by reference to Exhibit 3.6 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2014)

3.8	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2014)

3.9	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2014)

3.10	Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2015)

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3.11	Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2015)

3.12	Certificate of Designation of Preferences, Rights and Limitations of Series G Convertible Preferred Stock (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 18, 2016)

3.13	Certificate of Designation of Preferences, Rights and Limitations of Series H Convertible Preferred Stock (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2016)

3.14	Certificate of Designation of Preferences, Rights and Limitations of Series I Convertible Preferred Stock (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2016)

3.15	Certificate of Correction to Designation of Preferences, Rights and Limitations of Series H Convertible Preferred Stock (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2017)

3.16	Certificate of Designation of Preferences, Rights and Limitations of Series J Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2017)

3.17	Certificate of Designation of Preferences, Rights and Limitations of Series K Convertible Preferred Stock (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2017)

3.18	Certificate of Designation of Preferences, Rights and Limitations of Series L Convertible Preferred Stock (Incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 15, 2018)

3.19	Certificate of Amendment to Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (Incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2017)

3.20	Certificate of Amendment to Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (Incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2017)

3.21	Certificate of Amendment to Designation of Preferences, Rights and Limitations of Series H Convertible Preferred Stock (Incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2017)

3.22	Certificate of Amendment to Designation of Preferences, Rights and Limitations of Series I Convertible Preferred Stock (Incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2017)

3.23	Certificate of Amendment to Designation of Preferences, Rights and Limitations of Series J Convertible Preferred Stock (Incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2017)

3.24	Certificate of Amendment to Designation of Preferences, Rights and Limitations of Series K Convertible Preferred Stock (Incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2017)

3.25	Certificate of Designation of Preferences, Rights and Limitations of Series L Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 15, 2018)

3.26	Amended and Restated Certificate of Designations for the Series E Preferred Stock,. (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 21, 2019).

3.27	Certificate of Amendment to Certificate of Designations for Series E Preferred Stock. (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2019).

II-6

3.28	Certificate of Amendment to Certificate of Designations for Series I Preferred Stock. (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2019).

3.29	Certificate of Amendment to Certificate of Designations for Series L Preferred Stock. (Incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2019).

3.30	Certificate of Withdrawal of Certificate of Designations for Series A Preferred Stock. (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2019).

3.31	Certificate of Withdrawal of Certificate of Designations for Series B Preferred Stock. (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2019).

3.32	Certificate of Withdrawal of Certificate of Designations for Series C Preferred Stock. (Incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2019).

3.33	Certificate of Withdrawal of Certificate of Designations for Series D Preferred Stock. (Incorporated by reference to Exhibit 3.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2019).

3.34	Certificate of Withdrawal of Certificate of Designations for Series F Preferred Stock. (Incorporated by reference to Exhibit 3.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2019).

3.35	Certificate of Withdrawal of Certificate of Designations for Series G Preferred Stock. (Incorporated by reference to Exhibit 3.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2019).

3.36	Certificate of Withdrawal of Certificate of Designations for Series H Preferred Stock. (Incorporated by reference to Exhibit 3.7 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2019).

3.37	Certificate of Withdrawal of Certificate of Designations for Series J Preferred Stock. (Incorporated by reference to Exhibit 3.8 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2019).

3.38	Certificate of Withdrawal of Certificate of Designations for Series E Preferred Stock. (Incorporated by reference to Exhibit 3.9 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2019).

3.39	Certificate of Withdrawal of Certificate of Designations for Series I Preferred Stock. (Incorporated by reference to Exhibit 3.10 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2019).

3.40	Certificate of Withdrawal of Certificate of Designations for Series L Preferred Stock. (Incorporated by reference to Exhibit 3.11 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2019).

3.41	Articles of Merger by and between Orbital Tracking Corp. and Orbital Merger Sub, Inc., a wholly owned subsidiary of the Company, dated July 26, 2019. (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 1, 2019).

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3.42	Certificate of Change of the Registrant. (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 13, 2019).

5.1	Legal opinion of Laxague Law Inc.*

10.1	Form of Indemnification Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 30, 2014)

10.2	2014 Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 21, 2014) +

10.3	Securities Purchase Agreement by and between the Company and Auracana LLC dated January 21, 2014 (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 21, 2014)

10.4	Form of Subscription Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2014)
10.5	Form of Registration Rights Agreement (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2014)

10.6	Form of Exchange Agreement (Note) (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2014)

10.7	Form of Exchange Agreement (Unconverted Interest) (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2014)

10.8	License Agreement dated December 10, 2014 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014)

10.9	Consulting Agreement dated December 16, 2014 (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014)

10.10	Price & Delivery Quote for the acceleration of Remote Telemetry capability and Simplex Data Services dated June 30, 2003 and Globalstar Response to GTC’s Letter of Acceptance dated August 07, 2003 (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014)

10.11	Agreement by and between Globalstar LLC and Globalnet Corporation dated May 04, 2005 (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014)**

10.12	Assignment and Assumption Agreement by and between Globalstar LLC, Globalnet Corporation and Global Telesat Corp. dated July 28, 2005 (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014)

10.13	Amendment to the Agreement by and between Globalstar LLC and Globalnet Corporation dated May 04, 2005, dated August 16, 2006 (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014) **

10.14	Contract No. GINC-C-11-0520 by and between Global Telesat Corp. and Globalstar, Inc., dated February 10, 2011 (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014)**

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10.15	Form of Strategic Consulting Agreement (Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014)

10.16	$122,536 Note issued February 19, 2015 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2015) (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2015)

10.17	Executive Employment Agreement with David Phipps , dated June 14, 2018 (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 15, 2018)+

10.18	Form of Indemnification Agreement (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2015)

10.19	Form of Subscription Agreement (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2015)

10.20	Form of Registration Rights Agreement (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2015)

10.21	Consulting Agreement by and between SpaceTao LLC and the Company, dated February 19, 2015 (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2015)

10.22	Purchase and Transfer Agreement by and between Concentric Engineering LLC and the Company, dated February 19, 2015 (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2015)

10.23	Mutual Release Agreement by and between MJI Resources Corp. and the Company, dated February 19, 2015 (Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2015)

10.24	Form of Strategic Consulting Agreement (Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014)

10.25	Employment Agreement by and between Theresa Carlise and the Company, dated June 14, 2018 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 15, 2018) +

10.26	Form of Subscription Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2015)

10.27	Form of Note Purchase Agreement (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2015)

10.28	Form of Note (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2015)

10.29	Placement Agent Agreement by and between the Company and Chardan Capital Markets LLC (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2015)

10.30	Form of Lockup Agreement (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2015)

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10.31	Amendment No. 1 to Employment Agreement by and between the Company and Theresa Carlise dated December 28, 2015 (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2015) +

10.32	Form of Option Agreement (Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2015) +

10.33	Executive Employment Agreement by and between Orbital Tracking Corp. and David Phipps (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 4, 2016) +

10.34	Form of Exchange Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 18, 2016)

10.35	Form of Series I Issuance Agreement (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2016)

10.36	Form of Option Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 6, 2017) +

10.37	Form of Subscription Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on January 13, 2017)

10.38	Form of Subscription Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2017)

10.39	Issuance Agreement for 66,977 shares of Series K Preferred Stock (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2017)

10.41	Form of Option Agreement (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2017) +

10.42

Form of Subscription Agreement - Series J Preferred Stock (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 10, 2018)

10.43	Form of Subscription Agreement - Series L Preferred Stock (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 10, 2018)

10.44	Form of Warrant ((Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 10, 2018)

10.45	2018 Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 14, 2018) +

10.46	Executive Employment Agreement by and between Orbital Tracking Corp. and David Phipps (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 14, 2018) +

10.47	Executive Employment Agreement by and between Orbital Tracking Corp. and Theresa Carlise (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 14, 2018) +

10.48	Form of Option Agreement (Incorporated by reference to Exhibit 10.49 to the Current Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2019)

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10.49	Security Purchase Agreement by and between Orbital Tracking Corp. and Power Up Ltd. dated January 14, 2019. (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 17, 2019).

10.50	Convertible Promissory Note by and between Orbital Tracking Corp. and Power Up Ltd., dated January 14, 2019. (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 17, 2019).

10.51	Form of Share Note Exchange Agreement by and between Orbital Tracking Corp and certain holders of the Company’s preferred stock. (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 6, 2019).

10.52	Form of 6% Promissory Note dated April 30, 2019, by and between Orbital Tracking Corp and certain holders of the Company’s preferred stock. (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 6, 2019).

10.53	Note Purchase Agreement by and among the Company and the lenders set forth on the lender schedule to the Note Purchase Agreement dated May 13, 2019. (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 15, 2019).

10.54	Amendment to Note Purchase Agreement by and among the Company and the lenders set forth on the lender schedule to the Note Purchase Agreement dated May 13, 2019. (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 15, 2019).

10.55	Form of Consulting Agreement with the Company, dated May 13, 2019. (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 15, 2019).

21.1	Subsidiaries of the Registrant (Incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2019).

23.1	Consent of RBSM LLP (previously filed).

23.2	Consent of Laxague Law Inc. (included in Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature page hereof)

(1)	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule or exhibit so furnished.

* Filed herewith.

** A redacted version of this exhibit was previously filed. An un-redacted version of this Exhibit has been separately filed with the Commission pursuant to an application for confidential treatment. The confidential portions of the Exhibit have been omitted and are marked by an asterisk.

*** To be filed by Amendment.

+ Management contract or compensatory plan or arrangement.

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Item 17. Undertakings.

(a) The undersigned hereby undertakes:

(1) To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement on Form S-1, to be signed on its behalf by the undersigned, thereunto duly authorized, in Aventura, Florida, on the 14th day of December 2020.

ORBSAT CORP.

By:	/s/ David Phipps
David Phipps
Chief Executive Officer

By:	/s/ Thomas Seifert
Thomas Seifert
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ David Phipps	Director, Chairman Chief Executive Officer	December 14, 2020
David Phipps	(Principal Executive Officer)

/s/ Thomas Seifert	Chief Financial Officer	December 14, 2020
Thomas Seifert	(Principal Financial Officer and Principal Accounting
Officer)

/s/ Hector Delgado	Director	December 14, 2020
Hector Delgado

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